Exhibit 10.8

REALD INC.
2010 STOCK INCENTIVE PLAN

STOCK UNIT AGREEMENT

The Company hereby awards Stock Units to the Participant named below.  The terms and conditions of the Award are set forth in this cover sheet, in the attached Stock Unit Agreement and in the RealD Inc. 2010 Stock Incentive Plan as it may be amended from time to time.  This cover sheet is incorporated into and a part of the attached Stock Unit Agreement (together, the “Agreement”).

Date of Award:                                      , [YEAR]

Name of Participant:

Number of Stock Units Awarded:

Fair Market Value of a Share on Date of Award:  $          .

Vesting Calculation Date:                            , [YEAR]

Vesting Schedule:

[Subject to all terms of the Agreement and your continued Service, the Stock Units under this Award shall vest at the rate of one-twelfth (1/12) of the total number of Stock Units covered by this Award, as shown above, per calendar month on the first day of each of the twelve (12) months following the month of the Vesting Calculation Date.  The resulting aggregate number of vested Stock Units will be rounded down to the nearest whole number.]

OR

[Subject to all terms of the Agreement and your continued Service, the Stock Units under this Award shall vest at the rate of one-twenty-fourth (1/24) of the total number of Stock Units covered by this Award, as shown above, per calendar month on the first day of each of the twenty-four (24) months following the month of the Vesting Calculation Date.  The resulting aggregate number of vested Stock Units will be rounded down to the nearest whole number.]

In addition, if you are still rendering Service upon the consummation of a Change In Control, the total number of then unvested Stock Units subject to this Award shall become fully vested upon such consummation of the Change In Control.  Further, if your Service terminates due to your death or Disability, the total number of then unvested Stock Units subject to this Award shall become fully vested upon your Termination Date.

No Stock Units will vest after your Service has terminated for any reason and you will forfeit to the Company without consideration on your Termination Date all of the unvested Stock Units subject to this Award and you shall cease to have right or entitlement to receive any Shares under such canceled Stock Units.

By signing this cover sheet, you agree to all of the terms and conditions described in the Agreement and in the Plan and the Plan’s prospectus.  You are also acknowledging receipt of this Agreement and a copy of the Plan and the Plan’s prospectus.

Participant:
(Signature)

Company:
(Signature)

Name:

Title:

Attachment

REALD INC.

2010 STOCK INCENTIVE PLAN

STOCK UNIT AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement or the attached cover sheet, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award of Stock Units. Any prior agreements, commitments or negotiations are superseded.

Award of Stock Units	The Company awards you the number of Stock Units shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement and the Plan.

Vesting	The Stock Units subject to this Award shall become vested pursuant to the Vesting Schedule described in the cover sheet of this Agreement. Only vested Stock Units shall be eligible for settlement.

Settlement

To the extent a Stock Unit and Dividend Equivalents (defined in the section below) becomes vested and subject to your satisfaction of any tax withholding obligations as discussed below, each vested Stock Unit and each vested Dividend Equivalent will entitle you to receive one Share which will be distributed to you on the earliest to occur of: (i) the fifth anniversary of the Date of Award; (ii) within ten (10) days after your Termination Date; or (iii) the consummation of a Change In Control.

Issuance of Shares shall be in complete satisfaction of such vested Stock Units and Dividend Equivalents. Such settled Stock Units and Dividend Equivalents shall be immediately canceled and no longer outstanding and you shall have no further rights or entitlements related to those settled Stock Units and Dividend Equivalents.

Dividend Equivalents

You shall be credited with dividend equivalents equal to the dividends you would have received if you had been the owner of a number of Shares (as opposed to Stock Units) on such dividend payment date (the “Dividend Equivalents”). Any Dividend Equivalents deriving from a cash dividend shall be converted into additional Stock Units based on the Fair Market Value of Common Stock on the dividend payment date, rounded down to the nearest full Share. Any Dividend Equivalents deriving from a dividend of Shares shall be converted into additional Stock Units on a one-for-one basis. You shall continue to be credited with Dividend Equivalents until the settlement date (as described in the preceding Settlement section). The Dividend Equivalents so credited shall be subject to the same terms and conditions as this Award, and they shall vest (or, if applicable, be forfeited) and be settled, without interest thereon, in the same manner and at the same time as the corresponding Award, as if they had been granted at the same time as such Award. Any Dividend Equivalents so credited which do not vest shall be forfeited and retained, without consideration, by the Company. Your rights to Dividend Equivalents shall cease upon forfeiture or settlement of the Stock Units.

No Assignment

Stock Units shall not be sold, anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. However, this shall not preclude a transfer of vested Stock Units by will or by the laws of descent and distribution. In addition, pursuant to Company procedures, you may designate a beneficiary who will receive any outstanding vested Stock Units in the event of your death. Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Award in any way.

Leaves of Absence

For purposes of this Award, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its Parent, Subsidiary or Affiliate) in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

Voting and Other Rights

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Subject to the terms of this Agreement, a holder of outstanding Stock Units has none of the rights and privileges of a stockholder of the Company, including no right to vote. Subject to the terms and conditions of this Agreement, the Stock Units create no fiduciary duty of the Company to you and only represent an unfunded and unsecured contractual obligation of the Company. The Stock Units shall not be treated as property or as a trust fund of any kind.

You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Shares has been issued.

Restrictions on Issuance	The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.

Taxes and Withholding

You will be solely responsible for payment of any and all applicable taxes, including without limitation any penalties or interest based upon such tax obligations, associated with this Award.

The delivery to you of any Shares underlying vested Stock Units will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled in the Company’s discretion by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you under the vesting Stock Units as provided in the next two sentences. Such withheld Shares will be applied to pay the withholding obligation by using the aggregate Fair Market Value of the withheld Shares as of the date of vesting. You will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares. The Company will not deliver any fractional Shares of Common Stock.

To the extent applicable, each payment provided to you shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. It is intended that payments under this Agreement will be exempt from or comply with Code Section 409A but the Company makes no representation or covenant to ensure that the payments under this Agreement are exempt from, or compliant with, Code Section 409A, and will have no liability to you or any other party if a payment under this Agreement that is intended to be exempt from, or compliant with, Code Section 409A is not so exempt or compliant.

Notwithstanding anything to the contrary, if, upon your Separation From Service, you are then a Company Specified Employee, then to the extent necessary to comply with Code Section 409A, the Company shall defer payment of certain of the amounts owed to you under this Agreement until the earlier of (i) ten (10) days after the Company receives written confirmation of your death or (ii) the first business day of the seventh month following your separation from service. Any such delayed payments shall be made to you (or your beneficiaries) without interest.

Restrictions on Resale

By signing this Agreement, you agree not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Award (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the disposition of Shares. The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Award in order to ensure compliance with the foregoing. Any such Sale Prohibition shall not alter the vesting schedule set forth in this Agreement.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of settlement of vested Stock Units that the Shares being acquired under this Award are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of this Award, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

No Retention Rights

Your Award or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

Extraordinary Compensation

This Award and the Shares subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of Service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding Stock Units covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Shares issued under this Award may, where applicable, have endorsed thereon the following legends and any other legend the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Notice

Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of California.

Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

No Rights to Future Awards

Your rights, if any, in respect of or in connection with this Award or any other Award are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary Award. By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole and absolute discretion of the Committee.

Future Value

The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Award, the Award will have less value (or even no value) than it may have on the Date of Award.

No Right to Damages

You will have no right to bring a claim or to receive damages if any portion of the Award is cancelled or expires unexercised. The loss of existing or potential profit in the Award will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

No Advice Regarding Award

The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the Committee. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage participation in the Plan. You understand that you may view your Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Committee in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawing consent, you may contact the Committee and/or the Board.

Other Information

You agree to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website at www.reald.com, if the Company wishes to provide such information through its website. You acknowledge that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Committee and/or the Board.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above, and in the Plan and Plan prospectus.